Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [****], HAS BEEN OMITTED BECAUSE IT IS (I) NOT MATERIAL AND (II) OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDMENT NUMBER 2
TO THE
APPLICATION SERVICE PROVIDER AGREEMENT
BETWEEN
VERIZON SOURCING LLC
AND
SYNCHRONOSS TECHNOLOGIES, INC.

This Amendment Number 2 (“Amendment”) to the Application Service Provider Agreement ([****]) dated December 20, 2013 as amended by Amendment Number 1 (reference number [****]), (the “Agreement”), which is by and between Synchronoss Technologies, Inc. with offices at 200 Crossing Blvd., 8th floor Bridgewater, NJ 08807 (“Supplier”) and Verizon Sourcing LLC, a Delaware limited liability company with offices at One Verizon Way, Basking Ridge, NJ 07920, on behalf of itself and for the benefit of its Affiliates (individually and collectively, “Verizon”), each a “Party” and collectively the “Parties” herein, is made and entered into by the Parties on and as of the date of execution by the last signing Party. Capitalized terms used in this Amendment shall have the meaning set forth in the Agreement.

    NOW THEREFORE, in consideration of the mutual promises and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.SCOPE OF AMENDMENT

The purpose of this Amendment is to update: i) the terms and conditions pertaining to escrow of Source Code and related materials and transition services and ii) the terms and conditions pertaining to pricing for Services provided by Supplier under this Agreement.

2.AMENDMENT

The Agreement is hereby amended as follows:

2.1    Section 16 (Escrow), is hereby deleted in its entirety and replaced with the following:

“16.0    Escrow

16.1    Maintenance of Escrow Agreement.

Contemporaneously with the full execution of Amendment 2 to the Agreement, Supplier, Verizon and an escrow agent to be mutually agreed upon by the Parties (the “Escrow Agent”) shall enter into and maintain during the term of any applicable SOW, an Escrow Agreement to secure Verizon’s rights hereunder and to be effective as of the Effective Date (the “Escrow Agreement”), the form of such Escrow Agreement shall be agreed upon by the Parties.  The Escrow Agreement shall be an agreement separate from, but supplemental to, this Agreement.  Such Escrow Agreement shall be established and maintained for the benefit of Verizon and its Affiliates, and should such Escrow Agreement terminate or otherwise expire during the Term, the Parties shall immediately enter into a new Escrow Agreement with an independent escrow agent mutually satisfactory to Supplier and Verizon in accordance with the provisions of this Section 16.

16.2     Escrow Deposits.

Upon execution of the Escrow Agreement, Supplier shall deposit copies of the then-current Escrow Materials to the Escrow Agent, subject to the terms and conditions of the Escrow Agreement, which deposit shall be promptly and routinely supplemented by Supplier and otherwise kept current so as to accurately reflect the Source Code for the then current version of the Software under license to Verizon (including Releases or Updates provided to Verizon hereunder as well as any other material upgrade or modification of or enhancement thereto), and the same shall be part of the Escrow Materials.  Unless otherwise provided for in the Escrow Agreement, Supplier shall, at least every [****] (at a time mutually agreed upon by the Parties) conduct an architectural review session for the Software licensed by Verizon under the Agreement. Such review shall be provided by Supplier to a reasonable number of Verizon technical staff proficient in design and implementation of software similar to Supplier Software. The Parties acknowledge and agree that Supplier Software and Escrow Materials contains [****] and there are [****] on its implementation and production use such [****] is not practical. As a result, [****] of Escrow Materials shall be limited to a [****] overview of the components of the Supplier Software and corresponding Escrow Materials and [****] for the Escrow Materials as well as review of the [****] of Supplier Software to [****] used to compile [****] of Supplier Software on a hosting infrastructure supported by the Supplier Software (such as the [****] the current version of the applicable Software). These [****] shall provide Verizon information necessary for Verizon to use the Escrow Materials [****]. Supplier shall designate a mutually acceptable neutral third party who, [****] following the initial deposit of the Escrow Materials with the Escrow Agent, at Supplier’s expense, shall audit the Escrow Materials deposited with the Escrow Agent for purposes of determining whether Supplier has fulfilled its deposit obligations in all material respects.  In the event that such audit reveals any deficiency in the deposited Escrow Materials, Supplier will (i) [****] notify Verizon of such deficiency and (ii) promptly correct any deficiency disclosed by the audit within [****] from receipt of notice of the deficiency. In the event Verizon requests an audit of the Escrow Materials in addition to or supplemental to the audit described above, that requires work efforts beyond [****], Verizon shall bear the costs of such audit. In the event an audit reveals any deficiency in (i) the initial deposit of materials with the Escrow Agent that would adversely impact the use of Escrow Materials as contemplated herein and Supplier fails to cure such deficiency within [****] or (ii) any subsequent deposited materials more than once (regardless of whether Supplier cures a deficiency), Supplier shall solely bear the cost of the audit and any subsequent audits that reveal any such deficiency.

16.3     Release Conditions.

Release of the Escrow Materials to Verizon shall be granted on the terms and conditions (including for notice and redeposit) as set forth below:

16.3.1     Supplier indicates to Verizon that it is reasonably likely to, or Supplier materially breaches, this Agreement with respect to the continued provision of Maintenance Services or other maintenance and/or support expressly required by this Agreement (including but not limited to, updates and enhancements that are required for intended use of the Software in support of the Data Service), or Supplier materially breaches the

Agreement in a manner that materially adversely impacts, or is reasonably likely to materially adversely impact, Verizon or Verizon customers, or Software, Platforms, or Services, (including without limitation a material breach that results in material degradation of the Data Services including but not limited to material breaches giving rise to severe user impact over an extended period of time, significant revenue loss or reputational harm to Verizon or a breach that would make it illegal, impossible or violative of third party rights for Verizon to use or access the Software, Platforms and/or Services) and the same is not remedied within [****] after written notice from Verizon.

16.3.2     Verizon terminates this Agreement or Services as expressly permitted and set forth in a Service Level Agreement under provisions for chronic performance failures, and/or a chronic performance failure constitutes a Release Condition under the terms of an Authorization Letter, including, but not limited to such rights that Verizon has under Section 7.3 of Exhibit C of SOW No. 1 and occurrences that constitute a Release Condition under Section 7.3 of Exhibit C of SOW No. 1.

16.3.3      Supplier applies for or consents to the appointment of or the taking of possession by a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property; makes a general assignment for the benefit of creditors; commences a voluntary case under the Federal Bankruptcy Code or fails to contest in a timely or appropriate manner or acquiesces in writing to any petition filed against it in an involuntary case under such Bankruptcy Code or any application filed against it for the appointment of a receiver, custodian or trustee or for the reorganization, dissolution or liquidation of itself or all or a substantial part of its property.

16.4     License.

In addition to any other license rights specified in an applicable Authorization Letter, Supplier hereby grants to Verizon a non-transferable, non-exclusive, perpetual, irrevocable, enterprise wide, worldwide license and right to Use and modify the Escrow Materials and to create derivative works thereof under the terms and conditions of this Agreement [****] solely to continue to support its Data Service and subject to Verizon’s payment of the applicable fees set forth below; provided Verizon covenants to not use or access such Escrow Materials unless and until there is a release of the Escrow Materials pursuant to the terms and conditions of the Agreement and the Escrow Agreement.  For the avoidance of doubt, no right or license to Source Code is provided other than in support of a Data Service provided by Verizon to its Subscribers (and not for resale or distribution to a third party that is not a Subscriber or use for the benefit of a third-party entity that is not a Subscriber).  The Parties agree that any use by Verizon of any Escrow Materials pursuant to this Agreement and/or any Escrow Agreement will be subject to (a) payment by Verizon of (i) a [****] fee calculated as follows: [****] of the total [****] Software Subscription License Fees paid or payable by Verizon under Statement of Work No. 1 (Schedule No. 1 to Authorization Letter # No. 1 attached to the Agreement), as amended (number [****]) ( “SOW No. 1”) over the [****] period prior to the date of the release of the Escrow Materials, multiplied by [****], which Fee shall constitute Verizon’s [****] payment obligation in exchange for a fully paid up, royalty free [****] to Use and modify the Escrow Materials, or (ii) with respect to Software licensed under any other Authorization Letter that is subject to a Release Condition of Escrow Materials, any license fees set forth in the applicable Authorization Letter until such time that the applicable Authorization Letter terminates or expires or such license fees as otherwise agreed to by the Parties in writing; and (b) all of the terms, restrictions and conditions of the Agreement, as amended and the following conditions and obligations: Verizon will (i) treat the Source Code (and those Escrow Materials that would otherwise be Confidential Information) as Confidential Information; (ii) use password protection to limit access to Source Code to authorized employees, agents and contractors of Verizon who require access to perform their duties under this Agreement, as amended; and (iii) make no copies of the Source Code in machine-readable or human-readable form except as reasonably required to perform the activities permitted under this Agreement. The [****] shall be invoiced upon release of the Escrow Materials by the Escrow Agent. Upon release of the Escrow Materials under any of the conditions set forth in Section 16.3 and pursuant to the terms of the Escrow Agreement hereof, and as otherwise set forth in the Escrow Agreement (each a “Release Condition”), all statements of work and authorization letters under which Verizon licenses Software to which the Escrow Materials relate and that are subject to the Release Condition shall be deemed to be terminated and Verizon may elect to receive maintenance and support Services for the Software, as a component of [****] Services (as set forth in Section 17.6 of the Agreement), in which case Verizon shall pay fees for [****] Services agreed upon by the Parties in writing, which shall be determined upon Verizon’s election to receive the Escrow Materials based on the Parties’ evaluation and determination of scope of [****]Services to be provided as set forth in Section 17.6 of the Agreement. Such [****] Services shall be provided, and Verizon shall pay for such Services, until the earlier of such time that Verizon elects to discontinue such [****] Services or the conclusion of the [****] Period. In addition to and without limiting the terms of Section 16.7 hereof, the Parties shall use [****], reasonably in advance of release of the Escrow Materials pursuant to the terms hereof, to discuss and establish Verizon’s requirements for [****] Services, including without limitation the scope of [****] service requirements, following termination of the applicable statements of work and authorization letters in conjunction with release of the Escrow Materials, to ensure continuity of Data Services and minimize customer affecting disruption during the [****] Services. The above license grant expressly includes a license to all copyrights, patents, trademarks (to the extent reflected in the Escrow Materials) and other rights in intellectual property owned or licenseable (at no additional cost to Supplier) by Supplier required to maintain operations of the Software and Platform as contemplated herein and to otherwise exercise the rights granted to Verizon hereunder as of the date of the Release Condition. All modifications, amendments, bug fixes, derivative works, and other changes to the code made by Verizon after receipt of the Escrow Materials shall be the sole and exclusive property of Verizon, excluding Background Materials, (the “Verizon Created IP”), including all intellectual property rights thereto, and Verizon shall have no obligation to provide any Verizon Created IP to Supplier, nor shall Verizon have any restrictions with respect to the use, licensing, disclosure, or exploitation of the Verizon Created IP. Further, Verizon shall have no duty to account to Supplier for any use of any copyrighted materials in the Verizon Created IP.

16.5     Bankruptcy.

All rights and licenses granted under any Authorization Letter, or pursuant to any section of this Agreement, are intended to be, and shall be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, 11 U.S.C. § 101 et seq. (“365(n)”), licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code; and the Software is, and shall be deemed to be, “embodiment[s]” of “intellectual property” for purposes of same. The Escrow

Agreement is intended to be, and shall be deemed to be, an agreement supplementary to this Agreement for purposes of 365(n). All of the rights of Verizon under this Agreement, including the right to expanded use of the Source Code to the Software in the event of a Release Condition pursuant to Section 16.3, shall be deemed to exist [****] before the occurrence of any bankruptcy case in which the Supplier is a debtor. Verizon shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code or equivalent legislation in any other jurisdiction. Without limiting the generality of the foregoing, Supplier acknowledges that the rights and license granted to Verizon pursuant to this Agreement, to the maximum extent permitted by law, shall not be affected by the rejection of this Agreement in bankruptcy, and shall continue subject to the terms and conditions of this Agreement. Upon the bankruptcy of Supplier, Verizon shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property comprising or relating to the Software, and such, if not already in its possession, shall be promptly delivered to Verizon, unless Supplier elects to continue, and continues, to perform all of its obligations under this Agreement. In the event that this Agreement, or any Schedule hereunder, is rejected or deemed rejected in a bankruptcy proceeding (a “Rejection”), Supplier shall provide written notice thereof to Verizon. In the event that Verizon makes no specific election under 365(n) within [****] of written notice of such rejection to either treat the contract as terminated, or to retain its rights, the licensee shall be deemed to have made a formal election (i) to retain its rights under 365(n)(1)(B); (ii) to demand that the trustee in such bankruptcy provide to Verizon any intellectual property held by such trustee that is subject to the contract (including any embodiment of such intellectual property to the extent protected by applicable nonbankruptcy law), and to not interfere with the rights of Verizon as provided in such contract, under 365(n)(3)(A); and (iii) to the extent any rights of Verizon under this Agreement are determined by a bankruptcy court not to be “intellectual property rights” for purposes of Section 365(n), all of such rights shall remain vested in and fully retained by Verizon after any such Rejection. Verizon shall under no circumstances be required to terminate this Agreement after a Rejection in order to enjoy or acquire any of its rights under this Agreement.

In the event that this Agreement is subject to a Rejection and election by Verizon to retain its rights under 365(n)(1)(B), any [****] hereunder shall be [****] to reflect the [****] of Verizon or obligations of the Supplier that are terminated as a result of the Rejection. In the event that the Supplier or trustee in bankruptcy attempts to assign this Agreement or any License Authorization Letter hereunder, Verizon shall be entitled to [****] unless it receives adequate assurances of future performance regarding such proposed assignee, which [****] shall include, but not be limited to, the following factors: (i) whether the proposes assignee has the equivalent or greater [****] resources at the time of the proposed assignment as those possessed by the Supplier on the date of this Agreement, and (ii) whether the proposed assignee is a competitor of Verizon. Notwithstanding any other provision of this Agreement to the contrary, the rights of Verizon under this Agreement are assignable and assumable in connection with the bankruptcy reorganization of Verizon.

16.6    Access to Supplier [****].

Supplier shall, subject to compliance with applicable law and obtaining any necessary consents, [****] that (b) work exclusively [****] the Software licensed to Verizon under the Agreement which are subject to the escrow obligations under this Section and the associated systems, and Custom Software [****] . The [****]

shall include the [****]. Supplier shall update such [****]every [****] and include it as part of Escrow Materials (for the avoidance of doubt, [****]is not provided directly to Verizon, but shall be provided to Verizon in connection with release of the Escrow Materials under the terms of this Section 16, and shall include only [****]as is permitted under law and where[****]).

In the event that Verizon obtains the Escrow Materials as a result of a Release Condition (and pursuant to the terms of the Escrow Agreement), upon written notice to Supplier and for a period that is within [****] from the date of release of the Escrow Material, Verizon may [****] on the [****] to [****] for Verizon (directly or for a third party subcontractor performing services for Verizon) for the [****] permitted use of the Escrow Materials. The [****] of such [****] by Verizon or its agents and any [****] for a [****] shall be at the discretion of Verizon and any change in [****] status by any such [****] shall be at the discretion of such [****]. Verizon shall comply with all applicable laws pertaining to the possession and use of information on the [****] and [****] of any [****]. Any such [****] by Verizon or its agents (or any [****]) in accordance with the terms of this Section 16.6 shall not be deemed a violation of any other terms of the Agreement. Supplier agrees that it shall not be a violation of any [****] or Supplier company policy between [****] on the [****] and Supplier for any such [****] to accept a [****] with Verizon (or its agent) to support Verizon’s rights to use and modify the Escrow Materials as set forth in the Agreement. The restrictions and requirements pertaining to use or disclosure of any confidential information of Supplier or its customers (other than Verizon) by such [****] (or Verizon if Verizon obtains any such data) shall remain in full force and effect, provided that, such [****] may use and share retained [****] of Software, its architecture as well as any [****] with the applicable Software that may impact Verizon’s permitted use of such Software provided such disclosure is (a) in [****] to Verizon relating to the permitted use of the Escrow Materials and for no other purpose (b) that there is no further disclosure of such [****] other than to Verizon (and its subcontractors that are subject to [****] obligations with Verizon) and (c) required pursuant to applicable law.

16.7 Continuity Planning.

The Parties shall define and agree, within [****] following deposit of the Escrow Materials with the Escrow Agent or such additional time as may be mutually agreed upon by the Parties, upon a [****] plan for those core services key to operation currently provided and hosted by Supplier that will be designed to allow Verizon to manage and maintain the applicable Supplier Platform, without the right or ability for Supplier to recover or take over the management and maintenance of the Platform, in the event that a Release Condition (as defined in the ASP Agreement, as amended) occurs and Verizon elects to request a release of the Escrow Materials (as defined in the ASP Agreement, as amended) underlying the applicable Supplier Platform. Such [****] plan may include changes in production architecture, configurations and access to certain software or hosting infrastructure (in each case to the extent [****] permitted by any third parties providing such software or hosting infrastructure, as applicable, and subject to the confidentiality and security obligations of Supplier as communicated to Verizon and applicable laws). Support for this plan shall be [****] as Professional Services.

16.8     Dispute Resolution.

Supplier may dispute in good faith, within [****] following Verizon’s request to the Escrow Agent to release the Escrow Materials, the existence of the release conditions described in Section 16.3.1 and such disputes will be subject to final and binding arbitration by a three-arbitrator panel wherein each Party shall select an arbitrator, and those two arbitrators shall jointly select a third, and the panel’s written decision must be provided within [****] of the date such arbitration claim is submitted. The panel will be required to furnish, promptly upon conclusion of the arbitration, a written decision, setting out the reasons for the decision. The arbitration decision will be final and binding on the Parties, and the decision may be enforced by either Party in any court of competent jurisdiction. The arbitration will be conducted in [****]. Each Party will bear its own expenses and an equal share of the expenses of the third arbitrator and the fees, if any, [****], unless the arbitrator rules otherwise as detailed above. Any release of the Escrow Materials shall be delayed until such disputes are resolved in Verizon’s favor by the arbitrator/panel.

16.9     Survival.

The obligations set forth in this Section shall survive and remain in effect until the later of (i) all obligations of Supplier to provide maintenance and support for the Software to Verizon, including to provide Maintenance Services, whether pursuant to this Agreement or after the expiration or termination of this Agreement, or (ii) termination or expiration of any separate agreement between the Parties with respect to maintenance and support for the Software.

16.10     Definitions.

For purposes of this Section 16:

16.10.1  “Escrow Materials” means the then-current Source Code for the Software, all tools and other software required to translate or convert the deposited Source Code to executable code (e.g., software compilers, linkers, assemblers, translators and interpreters) that are not readily available to Verizon commercially off-the-shelf, as well as the [****], databases and schemas, data dictionaries and any Custom Software obtained through this Agreement, excluding any third party software that are available to Verizon commercially (e.g., open source software).”

2.2    Section 17.6 is hereby deleted in its entirety and replaced with the following:

“17.6    Upon expiration and/or termination of this Agreement or any Authorization Letter for any reason (except for termination by Supplier resulting from breach by Verizon under Section 17.2.2, in which case Supplier may demand prepayment for such Services and any other amounts due hereunder) upon release of the Escrow Materials pursuant to Section 16.3 and the Escrow Agreement, and at the request of Verizon, Supplier shall (a) for a period [****] after the date of termination (unless an extension is agreed upon by the Parties in writing) (such period and any agreed extension, the “Transition Period”), continue to provide Services and Software to enable Verizon to utilize its Data Service without interruption (subject to the continued payment of undisputed amounts by Verizon pursuant to the terms of this Agreement or as otherwise agreed by the Parties) and (b) use [****] efforts to assist Verizon to ensure a [****] without interruption to Subscribers (such services may include, but shall not be limited to, engineering services to design[****], development services to support[****], assistance with communications to Subscribers regarding [****}activities, eventual [****]and applications, and[****]) (collectively, the “Transition Services”) at pricing [****] and other terms as reasonably requested by Verizon on matters within Supplier’s span of control but in no event shall Supplier be required under this subsection (b) to license its Platform to Verizon (other than as expressly set forth in the Agreement) or such third party as part of the Transition Services. Supplier shall maintain [****] staff with [****] to provide the Transition Services to Verizon as may be reasonably requested by Verizon. In any Authorization Letter for Transition Services, the Parties shall act reasonably and in good faith as to the number and type of resources and timelines for any agreed upon deliverables under such Authorization Letter. At Verizon’s option, Verizon may elect to [****] assigned to perform Transition Services, at pricing not to exceed that set forth in the table below (or other mutually agreed pricing) and other terms as reasonably requested by Verizon. Without limiting the foregoing obligations, to the extent that any services are required, in addition to and beyond the scope of the Transition Services, to effect such transition to Verizon or another application service provider, the Parties will mutually agree upon further terms (including fees) regarding the scope and schedule of such additional services. Hours worked in providing for the Transition Services may be counted against any minimum utilization of professional services under a given Authorization Letter, if any. Within [****] from the start of Transition Services, Supplier shall develop [****] Verizon Subscribers off of Supplier’s Platform as part of Transition Services. If Verizon does not request Transition Services, Supplier will cease providing the Service(s) at the time termination becomes effective. For the avoidance of doubt, nothing in this Section shall be interpreted to (a) require Verizon to purchase [****] Services from Supplier or (b) prevent Verizon from performing services in support of transition [****] or through the use of a [****]. Verizon may request that [****] by Supplier staff supporting [****] Services be worked at the [****] [****].

Rate Card Rates

Table 3

Role	Rate per hour (USD)
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
* non-India based.

In the event that Supplier and Verizon agree on a scope of Transition Services and Supplier fails to complete such Transition Services within [****] from the date that Supplier is provided all necessary data, access and information required to complete such Transition Services (and where any delay was solely caused by Suppliers failure to perform) (the “Transition Services Completion Period”), Supplier shall, after such [****], undertake to complete such remaining tasks in such Transition Services at [****] added cost [****]. For the avoidance of doubt, the Transition Services that are subject to the foregoing [****] after the Transition Services Completion Period shall be [****] pertaining to consulting services [****] and Software tools used in access to data and migration of data and shall not include any elements that are (i) not in [****], (ii) outside the scope of or changes to the scope of Transition Services agreed upon in writing by the Parties at the commencement of such period, and (iii) shall pertain only to the agreed scope of Transition Services of Supplier and not the actual completion of a migration or transition by Verizon from Supplier products and services, unless otherwise agreed to within the agreed upon scope of Transition Services. Supplier shall continue to support Transition Services and support Verizon migration from Supplier after the Transition Services Completion Period provided that the [****] shall not apply to the extent that any delay in completion of applicable Transition Services that were within the scope of Transition Services agreed upon by the Parties at the commencement of the Transition Services Completion Period is caused by (i) any change in scope or timeline by Verizon (other than to the extent caused by Supplier), (ii) any error, delay or failure by Verizon or third party (other than Subcontractors of Supplier) in performing obligations on which timely completion of the Transition Services are dependent or (iii) any Transition Services that were incremental to, outside the scope of or modified from the scope of Transition Services agreed upon by the Parties at the commencement of the Transition Services Completion Period, unless the Parties expressly agree that the foregoing will not affect waiver of fees after the Transition Services Completion Period.”

3.    EFFECT OF AMENDMENT

This Amendment is an integral part of the Agreement. Terms used herein which are defined or specified in the Agreement shall have the meanings set forth therein. If there are any conflicts or inconsistencies between a specific term or condition of this Amendment and a specific term or condition of the Agreement, the specific term or condition of this Amendment shall control.

Except as amended hereby, the Agreement shall continue in full force and effect.

4.    SIGNATURES

    IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized officers or representatives.

VERIZON SOURCING LLC             SYNCHRONOSS TECHNOLOGIES, INC.
By:{{$sig2}}             By:{{$sig1}}

Name: {{_es_:signer2:fullname }}            Name: {{_es_:signer1:fullname }}

Title: {{*_es_:signer2:title }}        Title: {{*_es_:signer1:title }}

Date: {{_es_:signer2:date }}            Date: {{_es_:signer1:date }}
{{#sig1=_es_:signer1:signature}}
{{#sig2=_es_:signer2:signature}}

Sourcing Contract Owner: Angela Reed

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